Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, indicated by "*" marks, have been separately filed with the Commission.
                                                                    EXHIBIT 10.9

May 22, 1996

PERSONAL AND CONFIDENTIAL

Mr. Harold E. Johnson
Apartment 3B
245 East 50th Street
New York, New York  10022

Dear Hal:

Both Roddy and I are very pleased with your decision to join Lamalie Amrop International as a Partner in our New York office.

Following are the principal details of our offer which you and I have reviewed verbally:

- You will participate in our professional fee billings bonus plan in accordance with the following schedule:

         -       ***% on billings up to $******.
         -       ***% on billings over $******.

- You will also be eligible to participate in the firm's year-end discretionary bonus award program.

Billings will be credited to your professional fee billings bonus account on a cash-received basis and paid monthly. The bonus account is accrued on a year-to-date basis with any excess of billings collected over the sum of the monthly salary draw and previous bonus earnings paid to you in cash in the month following actual collection. You will be provided a monthly schedule showing your billings credit on a monthly and year-to-date basis.

As discussed previously, we recently modified our Partners' compensation plan along the lines you and I discussed, to place increased value (and reward) on business development and less on execution than in our previous plan. I have enclosed a copy of the new plan, which took effect March 1, 1996, for your review and information.

Mr. Harold E. Johnson
May 22, 1996
Page Two


Following are two examples of how our professional fee billings plan works:


                                       On Annual Billings of   On Annual Billings
                     Bonus Paid               $******              of $******
=================================================================================
Bonus on First $****** (***%)*                $******               $******
Bonus on Excess Over $****** (***%)*          $******               $******
Total Bonus Paid on Billings                  $******               $******
=================================================================================

*The professional fee billings bonus amount reflects a *** percent supplemental bonus payout which is attributable to a targeted return on shareholders' equity throughout the year. At fiscal year-end, a true-up adjustment is administered through the discretionary bonus allocation process to adjust the supplemental bonus payout referred to above to actual shareholder earnings for the year.

- We will guarantee that you will earn at the minimum annualized rate of $****** for the 24-month period commencing with your date of hire and payable in monthly installments of $******. The guaranteed minimum earnings will be based upon a combination of base salary, professional fee billings bonus, Partner discretionary bonus, profit-sharing contribution, and earnings on your investment in the common stock of Lamalie Amrop International.

- As additional incentive for joining Lamalie Amrop International, we also agree to pay you a supplemental incentive bonus of $******. This supplemental incentive bonus will be distributed as follows:

         -       $****** upon your date of hire.

         - $****** upon the 12-month anniversary of your date of hire provided that you have not voluntarily terminated your employment with Lamalie Amrop International prior to that time.

         You agree that, should you recover any accrued but unpaid compensation from Norman Broadbent beyond the targeted *** percent payout on 1995-based production, and any additional accrued but unpaid compensation on 1996-based production, that you will reimburse Lamalie Amrop International up to an amount not exceeding $******.

Mr. Harold E. Johnson
May 22, 1996
Page Three


- All salary and bonus earnings with the exception of the fiscal year-end discretionary bonus and $****** supplemental incentive bonus will enter into the schedule of bonus calculation. However, any deficits resulting from the application of our normal bonus formula for the 24-month period commencing with your date of hire will be forgiven. Should billings credit exceed guaranteed earnings, the bonus will, of course, be paid as appropriate.

- You will be eligible to participate in Lamalie's equity ownership program with an initial purchase of *** shares. This purchase will be in full accordance with the terms of the subscription agreement which will be provided to you by Jack Wissman. Future opportunities to purchase stock are based upon sustained performance and overall contribution to the firm and are awarded by the Board of Directors. Arrangements can be made to access a company-sponsored credit facility with an independent lender to fund your stock purchase. Specific details of these arrangements can also be discussed with Jack Wissman.

- You have indicated a strong interest in participating in the governance of the firm. To facilitate this, we will take steps to offer you a Class C seat on Lamalie's Board of Directors for the remainder of our fiscal year ending February 28, 1997. At that point, you would be eligible to run for election to a Class B seat on the Board similar to every other shareholding Partner.

- You will be eligible to participate in the firm's deferred profit-sharing plan. With one exception, in every year since the inception of the plan, the firm has always contributed the maximum allowable by U.S. tax law (currently *** percent of annual cash compensation). The maximum tax-deferred contribution (currently
         $***) is invested in a qualified employee retirement trust with the remainder distributed out annually as additional bonus compensation. Business conditions will, of course, enter into the final contribution determination in any fiscal year.

- You will also be eligible to participate in the firm's deferred compensation program with an initial entry date of January 1, 1997. Our deferred compensation program is managed by the benefits consulting firm of Hefner & Associates, based in Richardson, Texas. At your convenience, we will arrange for you to meet with representatives of Hefner & Associates to review the specific elements of our program.

- You will also be eligible to participate in the company benefit plans which are paid for in full by Lamalie Amrop International. Our Accounting Department will provide you a copy of the various insurance and benefits plans. They are indeed very liberal.

- We will assume the initiation fee and monthly dues for one business/luncheon club member ship, with a best effort to recover these expenditures from clients.

Mr. Harold E. Johnson
May 22, 1996
Page Four


- For your information, we are slightly over *** years into a ***-year program wherein *** percent of all Partner revenues are set aside in a firm-wide investment pool. This pool is being used primarily to fund our information systems upgrade project which is currently in progress, but is also being used to fund a portion of our investments in attracting new professional staff to the organization, as well as a firm-wide project to enhance our name recognition.

         We can discuss this program in further detail at your convenience; however, I wanted to alert you to its existence.

While it is our sincere hope and belief that our relationship will be a long one, Lamalie Amrop International does not offer employment on a fixed-term basis, and the representations in this letter and from our meetings with you should not be construed in any manner as a proposed contract of any fixed term.

In extending this offer to you, we are informed through your counsel that the non-compete agreement that you have signed with Norman Broadbent is unenforceable at law and that, in any event, you are actively negotiating with Norman Broadbent and expect to resolve all such contract issues before your employment with Lamalie would begin. We are available to discuss any assistance we might lend to bring those negotiations to a swift and successful conclusion. This offer of employment supersedes in its entirety any previous offers of employment extended by Lamalie Amrop International and will expire at 5:00 p.m. E.D.T. on May 31, 1996.

Hal, both Roddy and I are extremely excited about your joining the firm. I am confident that you will find the personal and professional satisfaction that you are seeking. Also, I am convinced that you will, in many ways, significantly contribute to continuing our progress in building one of the preeminent firms in the industry. If you have any questions, or if there is anything I have overlooked, please call me.

Again, we are enthusiastic about having you join the organization and look forward to your starting as soon as possible.

Sincerely,


Robert L. Pearson
President and Chief Executive Officer

RLP/ds
Enclosure
cc:  Jack P. Wissman

Mr. Harold E. Johnson
May 22, 1996
Page Five


ACKNOWLEDGMENT AND ACCEPTANCE:

I hereby accept employment with Lamalie Amrop International based on the conditions described in this offer letter. It is understood that this letter sets forth the entire understanding between the parties, and it may not be modified, changed, or amended except by a written agreement signed by the parties.


----------------                       -----------------------------------------
Date                                   Signature